AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated June      , 2007, is made and entered into by and among Clearant, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”). The Company and each of the Purchasers, respectively, are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Stock Purchase Agreements (each a “Purchase Agreement” and collectively the “Purchase Agreements”) or the Registration Rights Agreements (each a “Registration Agreement” and collectively the “Registration Agreements”) dated as of April 3, 2007, by and among the Company and the Purchasers (collectively, the “Agreements”).

WHEREAS, pursuant to the Purchase Agreements, the Company issued Shares of its Common Stock at a Purchase Price of $0.025 per share in a private placement to accredited and institutional investors (the “Placement”);

WHEREAS, on April 5, 2007, the Company received notice of claims on behalf of most of the Purchasers who participated in the Placement, alleging that the financial projections provided to each such Purchaser by the Company prior to the Placement were inaccurate, and seeking rescission of the Agreements and a return of the funds invested by the Purchasers (the “Claims”);

WHEREAS, the Company has failed to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to the Exchange Act, as required by Section 4.2 of the Purchase Agreement;

WHEREAS, the Purchasers contend the Company has failed to use its best efforts to prepare and file with the Commission one or more Registration Statements, covering the resale for an offering to be made on a continuous basis pursuant to Rule 415, of any of the Shares, as required by Section 2(a) of the Registration Rights Agreement.

WHEREAS, in consideration for the mutual releases set forth herein, including, but not limited, with respect to the Claims, the Parties now desire to amend the Agreement as provided below.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Section 1.1. The following is added as a new defined term in Section 1.1 of the Purchase Agreement, immediately preceding the definition of the term “Affiliate”:

“Additional Shares” means all shares of Common Stock and any equity securities convertible into shares of Common Stock other than shares of Common Stock issued or issuable:

(a) to officers, directors, employees, or consultants of the Company pursuant to an incentive compensation plan approved by the board of directors and stockholders of the Company;

(b) as a dividend or distribution on Common Stock or preferred stock of the Company;

(c) securities issued in connection with the acquisition of another business by the Company by merger, purchaser of substantially all of the assets of the other business, or other reorganization; or

(d) shares issued in connection with any stock split, stock dividend, or recapitalization by the Company.

2. Section 1.1. The following is added as a new defined term in Section 1.1 of the Purchase Agreement, immediately following the definition of the term “Short Sales” and immediately preceding the definition of the term “Trading Affiliate”:

“Subsequent Issuance” has the meaning set forth in Section 4.5.

3. Section 4.5. The following is added as a new Section 4.5 to the Purchase Agreement:

4.5 Anti-Dilution Protection. If at any time within six (6) months after the Closing Date, the Company issues or sells, or is deemed to have issued or sold, Additional Shares at a price less than $0.025 per share of Common Stock (as adjusted for stock splits, reverse stock splits or similar events) (each such issuance, a “Subsequent Issuance”), the Company shall issue to each Purchaser who purchased Shares pursuant to the Agreement such additional number of shares of Common Stock, as of the close of business on the date of such Subsequent Issuance, so that the effective price per Share (including such additional number of shares of Common Stock) paid by the Purchaser shall equal the lowest price at which any of the Additional Shares are issued in such Subsequent Issuance; provided, however, that (a) the price shall in no event be adjusted below a price of $0.005 per share, and (b) if the price per share in the Subsequent Issuance shall equal or exceed $0.025 per share, the price per Share shall not be adjusted and no further  shares of Common Stock shall be issued to the Purchasers as a result of such transaction. In the event there are insufficient shares of Common Stock authorized by the Company to comply with the provisions of this Section 4.5, the Company shall use commercially reasonable efforts to increase the number of authorized shares of Common Stock of the Company as soon as practicable.

4. Section 1.1. The definition of “Filing Date” in Section 1 of the Registration Agreement is deleted and replaced with the following:

“‘Filing Date’ means, with respect to the first Registration Statement required to be filed to cover the resale by the Holders of a portion of the Shares, June 30, 2007.”

5. Release by Purchasers.

Except for executory obligations under the express provisions of the Agreements, effective immediately upon the exchange of fully-executed counterparts of this Amendment, the Purchasers, and each of them, on behalf of themselves and their respective agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, hereby release and discharge the Company, and all those acting on the Company’s behalf and each of the Company’s agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, past and present owners and assignees, from any and all debts, claims, demands, liabilities, obligations, causes of action and rights of action of any kind whatsoever regarding any matter occurring or arising up through and including the date of this Amendment, whether known or unknown, suspected or unsuspected, which the Purchasers now own or hold, or at any time heretofore owned or held, or may in the future hold that arise out of or relate to the Placement, including, without limitation, all of the Claims (the “Purchasers’ Release”). In addition, Purchasers, and each of them, hereby agree to immediately take all necessary steps to obtain a dismissal without prejudice or similar disposition of the Claim.

As part of the Purchasers’ complete, total release and discharge as set forth in the immediately preceding paragraph, the Purchasers, and each of them, on behalf of themselves and their respective agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, agree to the fullest extent permitted by law, not to sue, file a charge, complaint, grievance, claim or demand for arbitration in any forum based on any claim that is released by this Amendment, including, without limitation, the Claim, or to assist voluntarily in any claim, arbitration, suit, action or other proceeding initiated by any other individual or entity and which relates to any matter involving or related to any claim that is released by this Amendment, including, without limitation, the Claims. Notwithstanding the foregoing, nothing in this Amendment shall prohibit any of the Purchasers from testifying truthfully to any government agency or representative or from otherwise truthfully responding to compelled process of law.

6. Release by Company.

Except for executory obligations under the express provisions of the Agreements, effective immediately upon the exchange of fully-executed counterparts of this Amendment, the Company, on behalf of the Company and the Company’s respective agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, hereby releases and discharges the Purchasers, and each of them, and all those acting on any of the Purchasers’ behalf and each of the Purchasers’ agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees from any and all debts, claims, demands, liabilities, obligations, causes of action and rights of action arising up through and including the date of this Amendment, whether known or unknown, which the Company now owns or holds, or at any time heretofore owned or held, or may in the future hold that arise out of or relate to the Placement (the “Company’s Release”).

As part of the Company’s complete, total release and discharge as set forth in the immediately preceding paragraph, the Company, on behalf of the Company and the Company’s respective agents, representatives, partners, servants, employees, predecessors, successors in interest, divisions, joint venturers, affiliates, attorneys, officers, directors, shareholders, owners and assignees, agrees to the fullest extent permitted by law, not to sue, file a charge, complaint, grievance, claim or demand for arbitration in any forum against any of the Purchasers based on any claim that is released by this Amendment, or to assist voluntarily in any claim, arbitration, suit, action or other proceeding initiated by any other individual or entity against any of the Purchasers and which relates to any matter involving or related to any claim that is released by this Amendment. Notwithstanding the foregoing, nothing in this Amendment shall prohibit the Company from testifying truthfully to any government agency or representative or from otherwise truthfully responding to compelled process of law.

For purposes of this Amendment, the Purchasers’ Release and the Company’s Release are collectively referred to herein as the “Released Matters”.

7. Waiver of California Civil Code § 1542. The Parties hereto, and each of them, hereby warrant, represent and agree that each of them is fully aware of California Civil Code § 1542 which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Parties, and each of them, voluntarily and expressly waive the provisions of California Civil Code § 1542, and any other similar federal or state law as to any and all of the Released Matters. The Parties acknowledge that the effect and import of the provisions of the California Civil Code § 1542 has been explained to them by their counsel. The Parties further understand that the facts with respect to which the general releases contained in this Amendment are given may hereafter prove to be different from those now known or believed by the Parties, and the Parties hereby respectively assume and accept the risk thereof.

8. Mutual Representations And Warranties. In addition to any other representations and warranties contained herein, the Parties hereby represent, warrant and agree that they have the full right, power, legal capacity and authority to enter into and fully perform this Amendment.

9. No Other Actions. The Parties represent and warrant that to the best of their knowledge, there are currently no other lawsuits, judicial proceedings of any kind or administrative proceedings of any kind pending, or any claims (defined as any formal oral or written demand based on a cognizable legal theory made prior to and what is commonly a precursor to the commencement of a lawsuit, judicial proceeding or administrative proceeding), other than the Claim, to which Purchasers and/or any of their respective employees, agents, or representatives, on the one hand, and the Company and/or any of the Company’s employees, agents, or representatives, on the other hand, are parties, and that the Parties have not assigned, transferred or encumbered any of the rights waived or released by this Amendment. In the event that any charge, claim or complaint released by this Amendment is filed on a Party’s behalf, such Party will immediately take all necessary steps to obtain a withdrawal, dismissal with prejudice or similar disposition of such action. In the event that any of Party files any claim or action based on any matter released by this Amendment, such Party will defend and indemnify the released Party or Parties from any costs and fees (including attorney fees, judgments and settlements) incurred in the defense of such a claim or action.

10. No Other Amendments. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents or instruments, such reference shall be to the Agreement as amended hereby. Except as expressly amended hereby, the terms and conditions of the Agreement shall continue in full force and effect.

11. General Provisions.

(a) This Amendment constitutes and contains the entire agreement and understanding concerning the subject matter hereof between the Parties and supersedes and replaces all prior negotiations and proposed agreements, written or oral, pertaining to the subject matter hereof and pertaining to the Released Matters. Each of the Parties acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein, concerning the subject matter hereof, to induce it to execute this Amendment, and each of the Parties acknowledges that it has not executed this Amendment in reliance on any promise, representation or warranty not contained herein. This Amendment is for the benefit of the Parties hereto and for the benefit of the individuals and entities released hereby whether or not parties hereto. No supplementation, modification, waiver or termination of this Amendment shall be binding unless executed in writing by the Party to be bound thereby.

(b) No waiver of any of the provisions of this Amendment shall be deemed or shall constitute a waiver of any of the other provisions hereof whether or not similar, nor shall such waiver constitute a continuing waiver. The Parties hereto may amend or modify this Amendment in such manner that may be agreed upon by written instruments executed by the Parties.

(c) This Amendment shall inure to the benefit and shall be binding upon the respective successors and assigns of each of the Parties hereto.

(d) All references herein to the singular shall be deemed to apply equally to the plural and vice-versa.

(e) The Parties acknowledge that they were represented by independent legal counsel of their own choice throughout all of the negotiations that preceded the execution of this Amendment and that they have executed this Amendment with the consent and on the advice of such independent legal counsel. The Parties further acknowledge that they and their counsel have had an adequate opportunity to make whatever inquiry they may deem necessary or desirable in connection with the subject matter of this Amendment prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Furthermore, the Parties, and each of them, represent and declare that they have carefully read this Amendment and know the contents hereof and that they signed the same freely and voluntarily.

(f) It shall be deemed that this Amendment has been jointly drafted and composed by the respective Parties to this Amendment. The terms of this Amendment shall not be interpreted or construed in favor of or against any Party on the ground that one Party was the purported draftsman hereof.

(g) The Parties agree and acknowledge that if any provision of this Amendment is asserted by any Party or determined by a final judgment of a court of competent jurisdiction to be illegal or unenforceable, such assertion or determination shall not affect the balance of this Amendment, which shall remain in full force and effect as such invalid provision shall be deemed severable.

(h) This Amendment is a compromise of disputed claims and nothing herein is or shall be construed to be an admission of liability or any fact on the part of any of the Parties.

(i) All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(j) This Amendment may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which will be deemed to be an original of this Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument.

(k) The Parties, and each of them, represent and declare that each of the persons executing this Amendment is and will be duly empowered and authorized to do so.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed effective as of the day and year first written above.

CLEARANT, INC.,

a Delaware corporation

By:
Jon M. Garfield
Chief Executive Officer

[SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed effective as of the day and year first written above.

PURCHASER:

By:
Name:
Title:

ADDRESS:

c/o:

Street:

City/State/Zip:

Attention:

Telephone No:

Facsimile: